GRAHAM ALTERNATIVE INVESTMENT FUND I LLC
GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

Subscription Agreement

Graham Alternative Investment Fund I LLC
Graham Alternative Investment Fund II LLC
c/o SEI Global Services, Inc.
Attn: AIFS-IS
One Freedom Valley Drive
Oaks, PA 19456
Fax: 484-676-2210

Subscriber:

The undersigned (the “Subscriber”) hereby acknowledges having received and read the current Confidential Private Offering Memorandum and Disclosure Document dated ___________ (together, the “Private Offering Memorandum”) of Graham Alternative Investment Fund I LLC and Graham Alternative Investment Fund II LLC, each a limited liability company incorporated under the laws of the State of Delaware (each a “Fund”), which among other things describes the Portfolios, and the Units of each Class, of each Fund (the “Units”), and the form of Limited Liability Company Agreement of each Fund attached thereto as an appendix (the “LLC Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Memorandum.

1.            Subscription Commitment.

The Subscriber hereby subscribes to purchase as many Units of the indicated Class and the Portfolio of the Fund as may be purchased for the amount(s) set forth in the accompanying Subscriber Information Form completed and signed by the Subscriber (which shall be considered an integral part of this Subscription Agreement) in accordance with the procedures outlined and thereby to become a Member of the applicable Fund under the Fund’s Limited Liability Agreement.  Such subscription shall be payable in full in readily available funds by wire transfer to the bank account of the Fund at least one business day prior to the date on which the Subscriber proposes to invest in the Fund.

The Subscriber understands that this subscription is not binding on the Fund until accepted by the Fund, and may be rejected by the Fund in its absolute discretion.  If so rejected, the Fund shall return to the Subscriber, without interest or deduction, any payment tendered by the Subscriber, and the Fund and the Subscriber shall have no further obligation to each other hereunder.  Unless and until rejected by the Fund, this subscription shall be irrevocable by the Subscriber.

2.            Representations, Warranties and Covenants.

To induce the Fund to accept this subscription, the Subscriber hereby makes the following representations, warranties and covenants to the Fund:

(a)           The information set forth in the accompanying Subscriber Information Form is accurate and complete as of the date hereof, and the Subscriber will promptly notify the Fund in writing of any change in such information.  The Subscriber consents to the disclosure of any such information, and any other information furnished to the Fund, to any governmental authority, self-regulatory organization or, to the extent required by law, any other person.

(b)           The Subscriber or an advisor or consultant relied upon by the Subscriber in reaching a decision to subscribe has such knowledge and experience in financial, tax and business matters as to enable the Subscriber or such advisor or consultant to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto.  The Subscriber acknowledges that an investment in the Fund is speculative and that the derivatives trading and other investment techniques that the Fund expects to employ can, in certain circumstances, result in significant losses.  The Subscriber has the financial resources necessary to withstand the risks involved in the Fund's specialized trading and to bear the loss of the Subscriber’s entire investment in the Fund.

(c)           Except as disclosed in the accompanying Subscriber Information Form, the Subscriber is acquiring Units for the Subscriber’s own account, does not have any contract, undertaking or arrangement with any person or entity to sell, transfer or grant a participation with respect to any of the Subscriber’s interest in the Units, and is not acquiring the Units with a view to or for sale in connection with any distribution of the Units.

(d)           The Subscriber understands that the Units have not been and will not be registered under the Securities Act of 1933, as amended, or any state law and that the Fund is not registered under the Investment Company Act of 1940, as amended.  The Subscriber agrees to notify the Fund prior to any proposed sale, transfer, distribution or other disposition of any Units or any beneficial interest therein, and will not sell, transfer, distribute or otherwise dispose of any Units unless the Units are registered or such sale, transfer, distribution or other disposition is exempt from registration.  The Subscriber understands that the Fund has no intention to register the Fund or the Units, and is under no obligation to assist it in obtaining or complying with any exemption from registration.  The Fund may require that a proposed transferee meets appropriate financial suitability standards and that the transferor furnish a legal opinion satisfactory to the Fund and its counsel that the proposed transfer complies with applicable federal, state and any other applicable securities laws.  An appropriate legend evidencing such restrictions may be placed on any certificates issued representing the Units and appropriate stop transfer instructions may be placed with respect to the Units.

(e)           In formulating a decision to invest in the Fund, the Subscriber has not relied or acted on the basis of any representations or other information purported to be given on behalf of the Fund that is inconsistent with the Private Offering Memorandum (it being understood that no person has been authorized by the Fund to furnish any such representations or other information).  The Subscriber has been given the opportunity to ask questions of the Manager concerning this investment.  The Subscriber has reviewed the Private Offering Memorandum, including in particular the section entitled “Risk Factors,” and understands the risks of investing in commodity pools generally, and the risks of investing in the Fund in particular, and acknowledges that the investment objectives and strategy of the Fund are consistent with the investment objectives of the Subscriber.

(f)            The Subscriber recognizes that there is not now any public market for the Units, and that such a market is not expected to develop; accordingly, it may not be possible for the Subscriber readily to liquidate the Subscriber’s investment in the Units other than through redemption of the Units as provided in the Private Offering Memorandum.

(g)           If the Subscriber is a natural person, the Subscriber has the legal capacity to execute, deliver and perform this Subscription Agreement and the Subscriber Information Form.

(h)           If the Subscriber is a corporation, partnership, trust or other entity, it is authorized to make an investment in the Fund and otherwise to comply with its obligations under this Subscription Agreement; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and is the valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.  In addition, the Subscriber will, upon request of the Fund, deliver any documents which may be requested by the Fund, including an opinion of counsel to the Subscriber, evidencing the existence of the Subscriber, the legality of an investment in the Fund and the authority of the person executing on behalf of the Subscriber.

(i)            If the Subscriber is, or is acting on behalf of, an employee benefit plan (a “Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (regardless of whether it is subject to Title I of such Act), Section 4975 of the Code, or an entity deemed to hold the assets of such a Plan:  (i) it is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(c) of ERISA (or any similar applicable provisions of U.S. federal, state or local law); (ii) it has concluded that its proposed investment in the Fund is a prudent one; (iii) the fiduciary or other person signing this Subscription Agreement is independent of the Fund and parties providing services to the Fund; (iv) this subscription and the investment contemplated hereby is in accordance with all requirements applicable to the Plan under its governing instruments and under ERISA (or any similar applicable provisions of U.S. federal, state or local law); (v) the Subscriber acknowledges and agrees that parties providing services to the Fund shall not be a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to any assets of the Plan by reason of the Subscriber’s investment in the Fund and (vi) the investment by the Subscriber in the Fund will not result in a “prohibited transaction” under Section 406 of ERISA or Section 4975(c) of the Code.

(j)            Except as disclosed in the accompanying Subscriber Information Form, if the Subscriber is a corporation, partnership, trust or other entity, it was not formed or availed of primarily for the purpose of investing in the Fund and individual investors or participants in the Subscriber do not have any power to decide whether or not to participate in the Subscriber’s investment in the Fund.

(k)           Neither the Subscriber nor any beneficial owner thereof is a person, government, country or entity: (1) that is listed in the Annex to, or is otherwise subject to the provisions of, United States Executive Order 13224, as issued on September 23, 2001 and as subsequently supplemented (“EO 13224”) (which list is published at http://www.treasury.gov/terrorism.html); (2) whose name appears on the most current U.S. Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” (which list is published on the OFAC website, http://www.treas.gov/ofac); (3) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224; (4) that is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior official of a foreign government-owned corporation (a “Senior Foreign Political Figure”), including any corporation, business or other entity that has been formed by, or for the benefit of a Senior Foreign Political Figure; (5) that is a foreign bank that does not have a physical presence in any country (a “Foreign Shell Bank”), other than a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union or foreign bank; or (6) who is otherwise affiliated with any person, government, country or entity listed above. No funds used by the Subscriber to invest in the Fund were, directly or indirectly, derived from activities that may contravene U.S. federal and/or state laws and regulations, including anti-money laundering laws, or that may contravene the anti-money laundering laws of any other jurisdiction.

(l)            The Subscriber acknowledges that, in certain circumstances, compliance with applicable anti-money laundering legislation, regulations and orders may require the redemption of the Units held by the Subscriber or suspension of the Subscriber’s right to redeem Units.  The Fund may withhold any withdrawal payment due to the Subscriber if it suspects that the Subscriber has violated any applicable anti-money laundering laws or regulations.

(m)           The Subscriber acknowledges that, in compliance with applicable anti-money laundering laws, regulations and orders, the Fund or the Fund’s Manager or Administrator may be required to release or share information provided by the Subscriber or about the Subscriber to relevant regulatory or police authorities.

(n)           The Subscriber acknowledges that the Fund and the Manager may from time to time enter into agreements with one or more placement agents (a “Placement Agent”), pursuant to which a Placement Agent will act as a Placement Agent for interests in the Fund, and that as compensation for a Placement Agent’s services, the Manager may pay a Placement Agent a portion of the Advisory, Brokerage and/or Sponsor Fees payable to the Manager as described in the Private Offering Memorandum with respect to investors introduced to the Fund by such Placement Agent.  The fees paid by a particular Member introduced through a Placement Agent will not be increased as a result of the Manager’s arrangements with any Placement Agent (although the Fund may offer certain other classes of interests subject to lower fees).

(o)           The Subscriber acknowledges that the Manager may enter into side agreements with specific investors in the Fund providing for different fees, withdrawal rights, access to information about the Fund’s investments, or other matters relating to an investment in the Fund.

(p)           If the Subscriber is a partnership, grantor trust, or Subchapter S corporation for U.S. federal income tax purposes (A) less than 65% of the value of any beneficial owner’s direct or indirect interest in the Subscriber is attributable to the Subscriber’s Units and the Subscriber will inform the Manager in writing, if at any time during the term of the Fund 65% or more of the value of any beneficial owner’s direct or indirect interests in the Subscriber is attributable to the Subscriber’s Units, (B) less than 65% of the value of the Subscriber is attributable to the Subscriber’s Units, and (C) permitting the Fund to satisfy the 100-partner limitation set forth in Section 1.7704-1(h)(1)(ii) of the Treasury Regulations is not a principal purpose of any beneficial owner of the Subscriber in investing in the Fund through the Subscriber.

(q)           If the Subscriber is acting as a trustee, agent, custodian, nominee or in any other representative capacity for a beneficial owner, the Subscriber represents and warrants that:  (i) the representations, warranties and agreements made herein shall be binding on the beneficial owners of the interests in the Fund subscribed for hereby; (ii) the Subscriber has all requisite power and authority from and on behalf of the beneficial owner to execute and perform all obligations under this Subscription Agreement; (iii) the Subscriber has adopted and implemented policies and procedures that comply with the requirements of all applicable anti-money laundering and “know your customer” requirements under any applicable laws or regulations, and will provide to the Fund upon request copies of such policies and procedures; (iv) the Subscriber has verified the identity of, or has access to the identity of, all beneficial owners of the Subscriber and their source of funds, and will maintain such evidence for at least five years from the date of complete redemption of the Subscriber’s interest in the Fund; and (v) the Subscriber monitors the transactions of each beneficial owner in order to detect attempted or actual money laundering activities involving such beneficial owner’s investment in the Fund, and will notify the Fund of any suspicious activity involving such investments.  If the Subscriber will enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Fund, with a third party, then the Subscriber represents and warrants that:  (a) the counterparty to any such instrument is authorized under its constitutional documents and applicable law to enter into such instrument and would also be so authorized to invest directly into the Fund; (b) the Subscriber, on behalf of itself and any such counterparty, acknowledges that the Fund and its affiliates are not responsible for the legality, suitability or tax consequences of any such instrument; and (c) any such counterparty satisfies the eligibility requirements for investing directly in the Fund.

(r)           Since the Fund’s Blended Strategies Portfolio currently expects to derive “unrelated business taxable income” (“UBIT”) as defined in Section 512 of the U.S. Internal Revenue Code of 1986, as amended (“Code”) and the Fund’s Systematic Strategies Portfolio may derive UBTI in the future, Graham Alternative Investment Fund I LLC (“GAIF I”) generally is not appropriate for any investor which is an organization exempt from tax under Section 501(a) of the Code.  By virtue of its investment in GAIF I, each Subscriber that is a U.S. tax-exempt investor (or an entity beneficially owned in whole or in part by U.S. tax-exempt investors) hereby acknowledges that it is not required to report UBTI and that the Fund may rely on such representation for its tax related reporting to Subscriber so as to relieve the Fund of its obligation to calculate UBTI.  In the event that this representation is incorrect, the Subscriber acknowledges the applicability of the indemnification in Section 3 below for such a breach and agrees to bear, among other expenses and damages, the additional accounting costs that the Fund may be required to undertake as a result.

(s)           The Subscriber represents, warrants and agrees (for the benefit of the Fund and of any person who participated in the offer or sale of the Interest) that it will provide in a timely manner a properly completed U.S. Internal Revenue Service Tax Form W-8BEN, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or W-9 (a US person certificate), as appropriate, and shall cooperate with the Manager upon its request in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Subscriber’s Units in the Fund, and, further, in the event that the Subscriber fails to provide such information regarding U.S. tax withholding, the Manager, the Fund, the management company, and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their affiliates shall have no obligation or liability to the Subscriber with respect to any U.S. tax matters or obligations that may be assessed against the Subscriber or its beneficial owners.  The Subscriber expressly acknowledges that such tax forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Subscriber is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Subscriber is the beneficial owner.

(t)            The Subscriber will promptly notify the Fund if any information contained in the accompanying Subscriber Information Form ceases to be accurate or complete.

3.            Indemnification.

The Subscriber understands the meaning and legal consequences of the representations, warranties, agreements, covenants and confirmations set out in Section 2 above and agrees that the subscription made hereby may be accepted in reliance thereon.  The Subscriber hereby agrees to indemnify and hold harmless the Fund, the Manager and the Administrator (including for this purpose the Fund’s directors, officers, employees, affiliates, agents), from and against any and all loss, damage, liability and expense, including reasonable costs and attorneys’ fees and disbursements, which the Fund or any such persons may incur by reason of, or in connection with, any representation or warranty made herein (or in the accompanying Subscriber Information Form) not having been true when made, any misrepresentation made by the Subscriber or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein, in the Subscriber Information Form or in any other document provided by the Subscriber to the Fund.

4.            Miscellaneous.

(a)           The Subscriber agrees that neither this Subscription Agreement, nor any of the Subscriber’s rights or interest herein or hereunder, is transferable or assignable by the Subscriber, and further agrees that the transfer or assignment of the Units acquired pursuant hereto shall be made only in accordance with the provisions hereof and all applicable laws and with the prior written consent of the Manager.  The Subscriber will not assign or transfer the Subscriber’s Units (or any interest therein) on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such term is defined in Section 1.7704-1 of the Treasury Regulations (the “Treasury Regulations”) under the U.S. Internal Revenue Code of 1986, as amended.

(b)           The Subscriber agrees that it may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder, and that this Subscription Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

(c)           All of the representations, warranties, covenants, agreements and confirmations set out above and in the Subscriber Information Form shall survive the acceptance of the subscription made herein and the issuance of the Units.

(d)           This Subscription Agreement may be amended only by a writing executed by both parties.

(e)           Promptly, and in any event within ten days after receipt of a written request therefor from the Fund, the Subscriber agrees to provide such additional information and to execute and deliver such additional documents as the Fund may deem reasonably necessary to comply with any and all laws and ordinances to which the Fund is or may be subject, including without limitation any additional information relating to Subscriber or any beneficial owner of Subscriber as may be required under any applicable anti-money laundering rules or regulations.

(f)           The Fund and the Administrator and their respective subsidiaries, affiliates, directors, officers, investors, employees, agents, and permitted delegates will be held harmless and will be fully indemnified by a potential subscriber against any loss arising as a result of a failure to process a subscription or redemption request if such information as has been requested by any of them has not been satisfactorily provided by the applicant.

(g)          The Subscriber understands and acknowledges that the Administrator shall, on behalf of the Fund, acknowledge all subscriptions by way of trade confirmation only.  The Subscriber further understands and acknowledges that if it does not receive a trade confirmation, it must contact the Administrator to ascertain the status of its subscription as it cannot assume successful subscription until it has received a trade confirmation.

(h)           The Subscriber understands and acknowledges that the Administrator will process redemption requests which are initially received by facsimile, but no part of the redemption proceeds will be paid to redeeming Members until the Administrator has received the original redemption request signed by the redeeming Member or by an authorized signatory of the redeeming Member.  The Subscriber further understands and acknowledges that neither the Fund nor the Administrator shall be responsible for any mis-delivery or non-receipt of any facsimile.  Facsimiles sent to the Fund or the Administrator shall only be effective when actually received by the Fund or the Administrator.  The Subscriber understands and agrees that any redemption proceeds paid to it will be paid to the same account from which the Subscriber’s investment in the Fund was originally remitted, unless the Fund, in its sole discretion, agrees otherwise.  Members who submit redemption requests initially by facsimile to the Administrator are advised to contact the Administrator by telephone at (610) 676-8725 to confirm that the Administrator has received the facsimile redemption request.

5.           Notices; Payments.

(a)           Any notice required or permitted to be given to the Subscriber in relation to the Fund shall be sent to the address specified in Item 1 of the Subscriber Information Form accompanying this Subscription Agreement or to such other address as the Subscriber designates by written notice received by the Fund.

(b)           Subscriber consents to receiving all future correspondence and documents from the Fund related to Subscriber’s investment in the Fund, for such time as Subscriber remains a limited partner of the Fund, either by email to the email address set forth above or by facsimile at the number set forth above.  Subscriber will notify the Fund immediately in case of any change to its email address or facsimile number.  Subscriber should not consent to receive any documents by email or facsimile if it is not in fact possible for Subscriber to access email or receive facsimiles. Subscriber acknowledges that certain costs and risks, such as system outages and slow downloading time, may be involved with delivery of documents by email or facsimile.  The Fund, the Manager and the Administrator are each hereby authorized to accept and rely upon any notice, consent, request, instruction or other instrument believed in good faith to be genuine or to be signed by a properly authorized person on behalf of the Subscriber, including any such instrument sent by facsimile or email, and shall incur no liability and shall be indemnified in respect of any loss or expense incurred as a result of any action so taken.

(c)           Any funds sent by mail or courier to the Subscriber’s address specified in Item 1 of the Subscriber Information Form, or to such other address as the Subscriber may designate by written notice received by the Fund, or any wire transfers sent to the financial institution indicated in Item 2 of the Subscriber Information Form, shall constitute payment to the Subscriber and relieve the Fund and its agents of any further obligation to the Subscriber with respect to the amounts so paid, and the Subscriber releases the Fund from any further obligation with respect thereto

6.           Governing Law.

This Subscription Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict rules.  The Subscriber agrees that any action or proceeding arising in connection with or out of this Agreement, or any breach of this Agreement, shall be resolved within the County, City, and State of New York.  By signing this Agreement, the Subscriber consents to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County, City and State of New York.  The parties further agree that any such action or proceeding brought by either party to enforce any rights, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by the Subscriber exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body located within the County, City, and State of New York.

7.           Acknowledgments.

The Subscriber acknowledges (i) having received and read the Confidential Private Offering Memorandum and Disclosure Document dated April 23, 2010 of Graham Alternative Investment Fund I LLC and Graham Alternative Investment Fund II LLC and the risk disclosures therein and the LLC Agreement of each Fund attached hereto and (ii) meeting all the suitability standards referred to in this Private Offering Memorandum, and the Subscriber, after all necessary advice and analysis, considers this investment in the Fund to be suitable and appropriate for the Subscriber.

The Subscriber further agrees promptly to notify the Fund in writing of any change with respect to the information provided in the Subscriber Information Form and to provide such further information as the Fund may reasonably require.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this signature page both to (i) the Subscription Agreement for the purchase of an interest in Graham Alternative Investment Fund I LLC or Graham Alternative Investment Fund II LLC, as indicated on the attached Subscriber Information Form and (ii) the Limited Liability Company Agreement of and, upon acceptance by the Manager, will be admitted as a Member of such Fund.

Very truly yours,

Dated:
(Name of Subscriber)

(Signature)

(Name and title (or representative capacity))

* * * * *

The foregoing is hereby accepted, subject to the conditions set forth herein.

Graham Alternative Investment Fund I LLC
By: Graham Capital Management, L.P.,
Manager

Dated:	By:
Title:

Graham Alternative Investment Fund II LLC
By: Graham Capital Management, L.P.,
Manager

Dated:	By:
Title:

GRAHAM ALTERNATIVE INVESTMENT FUND I LLC
GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

Subscriber Information Form

Each Subscriber to Graham Alternative Investment Fund I LLC or Graham Alternative Investment Fund II LLC (each a “Fund”) is required to furnish the following information (please print or type):

1.	SUBSCRIBER IDENTITY AND CONTACT INFORMATION

Section A - Subscriber of Record Information

Name of Subscribing Person or Entity

Social Security or Tax Identification Number (of Subscribing Person or Entity)				Date of Birth

Subscriber's Primary Residence Address (No P.O. Boxes)
Attention

Address Line 1		Address Line 2 (if applicable)

City		State/Province	Postal Code	Country

Phone Number	Fax Number (optional)	Subscriber's Email Address (required)

Section B – Correspondence Preference

Unless otherwise specified below, Subscriber is deemed to consent to receive via email certain disclosures, notices and statements regarding the Subscriber’s account, including the Fund’s monthly statements and annual reports at the Subscriber’s Email Address provided in Section A of the Subscriber Information Form. The Subscriber agrees that an authorized party to the Subscriber’s account will notify the Manager in the event of any change to Subscriber’s Email Address.  If an authorized party to the account fails to so notify the Manager of any such change, the Subscriber understands and agrees that communications shall nevertheless be deemed to have been delivered if sent to the Subscriber’s E-mail Address in the Manager’s records.

Check below if Subscriber objects to receiving correspondence from the fund by email

☐	Mail. Where this option is selected, unless an alternate Mailing Address is provided below correspondence will be automatically be sent to the address listed in Section A (Subscriber’s Address).

Mailing Address (if different than Subscriber's Primary Residence Address)
Attention

Address Line 1	Address Line 2 (if applicable)

City	State/Province	Postal Code	Country

Unless otherwise indicated, all tax information will be sent to the Subscriber.  If tax information should be sent to a party other than the Subscriber please list their contact information in the Address for Tax Communications section below.

Address for Tax Communications (if applicable)
Attention

Address Line 1		Address Line 2 (if applicable)

City		State/Province	Postal Code	Country

Phone Number	Fax Number (optional)	Email (optional)

Section C – Interested Parties Information (Please complete this section if you would like additional people to receive information, as indicated, which will be sent solely by e-mail)

Attention		Relationship to Subscriber

Address Line 1		Address Line 2 (if applicable)

City		State/Province	Postal Code	Country

Phone Number	Fax Number (optional)	Email (required)

Information to Receive (please select all that apply)
☐ Client Statements	☐ Financial Statements	☐ Fund Notices

Attention		Relationship to Subscriber

Address Line 1		Address Line 2 (if applicable)

City		State/Province	Postal Code	Country

Phone Number	Fax Number (optional)	Email (required)

Information to Receive (please select all that apply)
☐ Client Statements	☐ Financial Statements	☐ Fund Notices

Section D – Type of Investor

Please check one:
☐           Individual
☐           Corporation
☐           Partnership
☐           Limited Liability Company
☐           Trust
☐           Foundation
☐           Endowment
☐           ERISA Employee Benefit Plan
☐           Non-ERISA Employee Benefit Plan
☐           Individual Retirement Account
☐           Keogh Plan
☐           Joint Tenants with Rights of Survivorship
☐           Joint Tenants in Common
☐           Other – Please specify: __________________________

Is the Subscriber subscribing for Units with the intent to sell, distribute or transfer Units to any other person or persons?
☐   Yes                      ☐  No

Is the Subscriber subscribing for Units as agent, nominee, trustee, partner or otherwise on behalf of, for the account of or jointly with any other person or entity?
☐   Yes                      ☐   No

Will any other person or persons have a beneficial interest in the Units acquired (other than as a shareholder, partner or other beneficial owner of equity interests in the Subscriber)?
☐   Yes                      ☐   No

Does the Subscriber control, or is the Subscriber controlled by or under common control with, any other existing or prospective investor in the Fund?
☐   Yes                      ☐   No

Note:  If any of the above questions were answered “Yes,” please contact the Fund’s Administrator to provide further identifying information.

2.	SUBSCRIPTION AMOUNT

Please complete either section (a) or (b) below as applicable:

(a) FOR U.S. TAXABLE INVESTORS
GRAHAM ALTERNATIVE INVESTMENT FUND I LLC:

(The minimum initial investment for GAIF I Units is $50,000. The minimum investment may be split between Blended and Systematic Strategies Portfolios, but not between Classes of the same portfolio.)

Blended Strategies Portfolio

Class 0 Units	US$____________________

Class 2 Units	US$____________________

Systematic Strategies Portfolio

Class 0 Units	US$____________________

Class 2 Units	US$____________________

(b) FOR U.S. TAX-EXEMPT INVESTORS
GRAHAM ALTERNATIVE INVESTMENT FUND II LLC:

(The minimum initial investment for GAIF II Units is $10,000.  The minimum investment may be split between Blended and Systematic Strategies Portfolios, but not between Classes of the same portfolio.)

Blended Strategies Portfolio

Class 0 Units	US$____________________

Class 2 Units	US$____________________

Systematic Strategies Portfolio

Class 0 Units	US$____________________

Class 2 Units	US$____________________

3.	FINANCIAL ADVISOR INFORMATION

Name of Financial Advisor:	____________________________________
Financial Advisor/ Rep ID:	____________________________________
Firm Name:	____________________________________
Direct Telephone Number:	____________________________________
Direct e-mail address:	____________________________________

Name of Broker Dealer:	____________________________________
Branch Office ID Number:	____________________________________
Branch Office Address:	____________________________________
Branch Office Telephone Number:	____________________________________

4.	SUBSCRIBER QUALIFICATION

Subscriptions will be accepted only from persons who qualify as eligible investors within the meaning of applicable U.S. federal and state regulations.  Unless otherwise indicated, responses should be given by reference to the specific person for whose account the Units are being acquired.

(a)
Accredited Investor.  Each Subscriber must indicate whether the Subscriber qualifies as an “Accredited Investor” pursuant to at least one of the following tests.  (Please check all that apply, or, if none applies, please consult the Fund’s Administrator.)

☐	Natural Person. The Subscriber is a natural person who either:

☐	has individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase in excess of $1,000,000; or

☐
had individual income in excess of $200,000 in each of the last two calendar years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in this calendar year.

☐	Entity. The Subscriber is an entity with total assets at the time of purchase in excess of $5,000,000, which was not formed for the purpose of investing in the Fund and which is one of the following:

☐	a corporation; or

☐	a partnership; or

☐	a business trust; or

☐	a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

☐
Irrevocable Trust. The Subscriber is a personal (non-business) irrevocable trust with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Fund and whose decision to invest in the Fund has been directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

☐
Revocable Trust.  The Subscriber is a personal (non-business) revocable trust and each settlor or other person who has contributed assets to the trust was an accredited investor.  Please provide a list of all settlors (or other persons) who have contributed assets to the trust.

☐
Employee Benefit Plan.  The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 which satisfies at least one of the following conditions:

☐	it has total assets in excess of $5,000,000; or

☐	the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or

☐
it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

☐
State Employee Benefit Plan. The Subscriber is an employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

☐
Bank, Insurance Company or SBIC. The Subscriber is licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank”, “savings and loan association”, “insurance company”, or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity and over which such fiduciary exercises investment discretion.

☐
Registered Broker, Dealer, Investment Company or BDC. The Subscriber is registered with the United States Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act of 1940, as amended, or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

☐	Other. The Subscriber is an entity in which all of the equity owners are accredited investors described above.

(b)
CFTC Status.  In order to ensure compliance with applicable regulations of the National Futures Association ("NFA") and the CFTC, the Fund must ensure that each Subscriber that is required to register with the CFTC and to become a member of the NFA has done so.  Accordingly, the Subscriber has checked the statement(s) below that apply to the Subscriber (or if the Subscriber is a commodity pool, to the operator thereof):

The Subscriber hereby certifies that:

(Please initial as appropriate)

The Subscriber (or if the Subscriber is a commodity pool, the operator thereof) is a member of the NFA and is registered with the CFTC as a:

☐	futures commission merchant

☐	introducing broker

☐	commodity pool operator

☐	commodity trading advisor

☐	leverage transaction merchant
OR

☐
The Subscriber (or if the Subscriber is a commodity pool, the operator thereof) represents that it is not required to be a member of the NFA or to be registered with the CFTC in any of the above capacities.

Please indicate basis of such exemption: __________________

___________________________________________________

5.	SUPPLEMENTAL DATA FOR ENTITIES

If the Subscriber is not a natural person, please furnish the following supplemental data:

(a)	Legal form of entity:	____________________

(b)	State in which organized:	____________________

(c)	State in which primary place of
business or head office is maintained:	____________________

(d)	Year of organization:	____________________

(e)	Briefly identify the Subscriber’s primary business:

________________________________________________________________

(f)	Was the Subscriber organized for the specific or primary purpose of acquiring the Units?
☐   Yes                      ☐  No

6.	ERISA (All Subscribers Review and Complete as Applicable)

Benefit Plan Investor means any (1) “employee benefit plan”, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to the provisions of Part 4 of Title I of ERISA, (2) individual retirement account, Keogh plan or other plan described in Section 4975(e)(1) of the US Internal Revenue Code of 1986, as amended (the "Code"), such as an annuity plan described in Section 403(a) of the Code and (3) entity whose underlying assets include “plan assets” by reason of an investment in the entity by plans, funds, programs or accounts described in (1) or (2) above.

Is Subscriber a Benefit Plan Investor or acting on behalf of a Benefit Plan Investor?

☐    Yes                      ☐    No
[All Subscribers must check a box]
If the previous question was checked yes, please indicate below the type of Benefit Plan Investor that the Subscriber is by checking the appropriate box. Subscriber is:

☐	individual retirement account (IRA) (a plan subject to Section 4975(e)(1) of the Code).

☐
an employee benefit plan or trust that is subject to the provisions of ERISA – this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans. [Note: Generally U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans are not subject to ERISA; any such Subscriber should consult its legal advisors before checking this box.]

☐	Keogh Plan (a plan subject to Section 4975(e)(1) of the Code).

☐	Other plan described in Section 4975(e)(1) of the Code – including an annuity plan described in Section 403(a) of the Code.

☐
An entity whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts IRAs or Keogh or other plans described in Section 4975(e)(1) of the Code (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described in (1) or (2) above).  The participation in the Subscriber (or the entity on whose behalf the Subscriber is acting) by Benefit Plan Investors, expressed as a percentage, is: _________%.

The Subscriber expressly agrees to disclose any changes with respect to the foregoing percentage, to promptly re-confirm such percentage at any time upon the request of the Fund (or other person acting on behalf of the Fund), and to provide such other information reasonably requested by the Fund (or other person acting on behalf of the Fund) for purposes of determining whether or not the Fund is holding “plan assets.”

CERTIFICATION OF NON-FOREIGN STATUS & SUBSTITUTE FORM W-9

For All Subscribers

The Subscriber certifies that it is a U.S. person and that it is NOT (1) a non-resident alien or (2) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, including income tax regulations) for purposes of the U.S. Federal income taxation.  The Subscriber agrees to notify the Partnership within 60 days of the date it becomes a foreign person or entity.  The Subscriber further certifies that its name, U.S. taxpayer identification number, home address (in the case of an individual) and business address (in the case of an entity), as they appear on the Investor Profile Form in this Subscription Agreement, are true and correct.  The Subscriber further certifies that it is NOT subject to backup withholding because either (1) it is exempt from back up withholding, (2) it has not been notified by the Internal Revenue Service (“IRS”) that is it subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified it that it is no longer subject to backup withholding.*  The Subscriber makes these certifications under penalty of perjury and understands that they may be disclosed to the IRS by the Partnership and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.

Name of Subscriber	Date

Signature

Name and title (or representative capacity))

*
The Investor must cross out the preceding sentence if it has been notified by the IRS that it is currently subject to backup withholding because it has failed to report all interest and dividends on its tax return.

[Note: This is in addition to the Subscription Agreement signature on page D-13]

KNOW YOUR CUSTOMER PROCEDURES AND DOCUMENTATION

To help fight the funding of terrorism and money laundering activities, the Fund is required to obtain, verify, and record information that identifies each person who opens an account. What this means to you:  When you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you.  This information will be verified to ensure the identity of all persons opening an account.

* INVESTOR IDENTIFICATION AND VERIFICATION:

In order for an account to be established identification and verification requirements must be supplied by the investor in the Subscription Agreement. To prevent unnecessary delays, we kindly request that you enclose documents that will confirm your address with your Subscription Agreement.

WIRE INFORMATION:

1.	In the space provided below, please provide details of where subscription funds were transferred from to the Fund in relation to your subscription for Units in the Fund.

Name, address and account number of bank account from which the subscription funds will be wired.*

Bank Name

City and Country

Account Name

Account Number

Subscriber's Name

________________________
** IMPORTANT NOTICE:  Due to international banking laws, your bank MUST send a SWIFT MT103 message and complete the field 50 (“Ordering Customer”) and field 52D (“Ordering Institution”) on subscription wires.  Your transaction may be delayed or rejected if this information is not provided.

Please note that in cases where the Account Name is not the same as the Subscriber Name above, documentary information must be provided detailing the reason for, and background to, such a “third party” payment request. Please note that supporting documentation on the relationship between the third party and the investor should be provided within three business days of receipt of the funds.  Should this not be to the satisfaction of the Administrator, the funds will be returned to the remitting party.

Additionally, as part of our compliance with Anti-Money Laundering Legislation, we may require detailed verification of the Subscriber’s identity and the source of the payment of the subscription amount.  If your bank is unable to wire the funds as per the specifications mentioned, we will request your bank to confirm to us in writing that the funds were wired from a bank account held with them in the name of the subscriber.  We reserve the right to request such information as is necessary to verify the identity of any Subscriber.

1.	Please provide the following to the Administrator (all copies should be in English). Please note that documentation requirements must be satisfied prior to or at time of subscribing.

(a)	For Individuals (US and Non-US):

(i)	evidence of name, signature, date of birth and photographic identification: copy of valid passport; and

(ii)	list of authorized signers (other than investor), if any.

(iii)	Non-U.S. Individuals, in addition to the information requested above for the investor, please provide the information requested in 1(a) above for all authorized signers for the investor.

(b)	For Companies (US and Non-US):

Where The Company Is a Corporation (Public or Private):

(i)	up-to-date list of authorized signatories;(ii) articles of incorporation, certificate of good standing or government issued business license;

(iii)	a properly authorized mandate of the company to subscribe in the form, for example, of a certified resolution which includes naming authorized signatories;

(iv)	bank reference letter (on letterhead of the bank) from a bank with whom the corporation maintains a current relationship and has maintained such relationship for at least two years; and

(v)	identification of any exchange on which the company is listed and listing code.

For Non U.S. Companies (Public or Private) Please Provide the Following Additional Documentation:

(i)	authorized signer’s physical address, mailing address (if different), date of birth, TIN or other government ID, telephone number, signature and copy of a passport.

For Non U.S. Companies (Private Only) Please Provide the Following Additional Documentation:

(i)	the identity of the directors and all persons authorized to operate the account, independently verified (by means of passport copies); and

(ii)
in case of shareholders of the company holding more than 25% of the issued share capital of the company, information on the ultimate beneficial owner(s) should be included. In case this concerns individual(s), verification of their identity as described under 1(a).

(c)	For Partnerships and Unincorporated Businesses (US and Non-US):

(i)	a copy of any certificate of registration and a certificate of good standing, if registered;

(ii)	identification, as described above, for individuals and, where relevant, companies constituting a majority of the partners, owners or managers and authorized signatories;

(iii)	a copy of the mandate from the partnership or business authorizing the subscription in the form, for example, of a certified resolution which includes naming authorized signatories; and

(iv)	a copy of constitutional documents (formation and partnership agreements).

For Partnerships and Unincorporated Businesses (Non-US Only) Please Provide the Following Additional Documentation:

(i)	authorized signers’ physical address, mailing address (if different), date of birth, TIN or other government ID, telephone number, signature and copy of a passport

(d)	For Trusts (US and Non-US):

(i)	identification, as described above, for individuals or companies (as the case may be) in respect of the trustees; and

(ii)
identification, as described above for individuals, of beneficiaries and successor trustee (if any), any person on whose instructions or in accordance with whose wishes the trustee/nominee is prepared or accustomed to act and the settlor of the trust.

For Trust (Non-US Only) Please Include the Following Additional Documentation:

(i)	Governing trust document.

If you have any questions please do not hesitate to contact the Administrator at 610-676-8725.